Exhibit 99.1

Stephen Blum – Investor Relations (480) 754-5040

Tom Herrmann – Corporate Communications (480) 754-2202

The Dial Corporation’s Senior Vice President to Present at the
Merrill Lynch Global Branded Consumer Products Conference

Scottsdale, Ariz. – September 26, 2002 – The Dial Corporation’s (NYSE: DL) Senior Vice President and General Manager for Personal Cleansing, Greg A. Tipsord, will present at the Merrill Lynch 10th Annual Global Branded Consumer Products Conference in London on October 1, 2002. Mr. Tipsord will speak about Dial’s Personal Cleansing business at 4:40 a.m. EDT.

         A live audio web cast of the presentation is open to the general public and is available by accessing http://investor.info.dialcorp.com/webcast.cfm. A replay of the web cast will be available through the same link through October 8, 2002.

         The Dial Corporation, headquartered in Scottsdale, Ariz., is one of America’s leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners and Armour Star canned meats. Dial products have been in the American marketplace for more than 100 years. For more information about The Dial Corporation, visit the Company’s Web site at www.dialcorp.com.